Exhibit 20.1


                                                                       MDSI LOGO


                         MDSI MOBILE DATA SOLUTIONS INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of MDSI Mobile Data Solutions Inc. (the "Company") will be held in the Aspen Room, at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, on Thursday, May 6th, 1999, at 10:00 a.m. (local time), for the following purposes:

(a)  to receive the Report of the Directors;

(b) to receive the Financial Statements of the Company for the fiscal year ended December 31, 1998, together with the report of the auditors thereon;

(c)  to  appoint   auditors  and  to  authorize   the  Directors  to  fix  their
     remuneration;

(d)  to elect Directors;

(e)  to approve the 1999 Stock Option Plan;

(f)  to approve the 1999 Stock Purchase Plan;

(g)  to approve the Shareholder Rights Plan; and

(h) to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Annual Report containing the Directors' Report to the Shareholders and the Financial Statements of the Company for the fiscal year ended December 31, 1998, including the auditors' report thereon, to be laid before the meeting, accompany this Notice.

Shareholders who are unable to attend the meeting are requested to complete, date, sign and mail the enclosed form of Proxy in accordance with the instructions set out in the Proxy and in the Management Proxy Circular accompanying this Notice.

DATED at Richmond, British Columbia, this 25th day of March, 1999.

                              BY ORDER OF THE BOARD


                              /s/ Erik Dysthe
                              Erik Dysthe
                              Chairman of the Board




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If you  are a  non-registered  shareholder  of the  Company  and  receive  these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.
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